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John Hancock Advisers, LLC
101 Huntington Avenue
Boston, Massachusetts 02199-7603



June 1, 2005


The Bank of New York
One Wall Street
New York, NY  10286

Re:  JOHN HANCOCK INVESTMENT TRUST III
     John Hancock Greater China Opportunities Fund

Dear Sirs:

     John Hancock Investment Trust III (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies The Bank of New York (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Custody Agreement, Foreign Custody Manager Agreement, and Fund Accounting Agreement, effective June 1, 2005.

     If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.

                                   JOHN HANCOCK INVESTMENT TRUST III
                                   On behalf of
                                   John Hancock Greater China Opportunities Fund



                                   By: /s/ James A. Shepherdson
                                       James A. Shepherdson
                                       President and Chief Executive Officer

THE BANK OF NEW YORK



By:     /s/Edward G. McGann
Name:   Edward G. McGann
Title:  Managing Director